Exhibit 99.2

Certification
by the
Chief Financial Officer

Dated
November 8, 2002

CERTIFICATION

Pursuant to 18 U.S.C. section 1350, the undersigned officer of Vision Bancshares, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated November 8, 2002	By:	/s/ WILLIAM E. BLACKMON

William E. Blackmon, Chief Financial Officer